                                                                EXHIBIT 10(a)(1)


                          CORE MATERIALS CORPORATION

                           SECURED PROMISSORY NOTE
                           -----------------------


December 31, 1996                                                 $25,504,000.00


                  FOR VALUE RECEIVED, Core Materials Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of Navistar International Transportation Corp., a Delaware corporation ("NAVISTAR"), the principal amount of Twenty-Five Million Five Hundred Four Thousand and 00/100 Dollars ($25,504,000.00) (or the unpaid principal amount from time to time outstanding hereunder) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

                  This Note was issued pursuant to that certain Asset Purchase Agreement, dated as of September 12, 1996 (as amended and modified from time to time, the "PURCHASE AGREEMENT"), between the RYMAC Mortgage Investment Corporation (predecessor in interest to the Company) and Navistar. The Purchase Agreement contains certain terms governing the rights of the holder of this Note which are incorporated herein by reference. Except as defined in paragraph 10 hereof and unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement. Notwithstanding anything to the contrary herein, it is expressly agreed that the outstanding principal amount of this Note may, from time to time, be increased pursuant to certain purchase price adjustments set forth in Section 1(g) of the Purchase Agreement (the "Purchase Price Adjustments").

1. PAYMENTS OF PRINCIPAL AND INTEREST.

         (a) PRINCIPAL PAYMENT. The Company shall pay principal installments under this Note to the Noteholder as follows:

                  (i) Within ninety (90) days after the end of each fiscal year of the Company during the term hereof, the Company shall pay principal in an amount equal to the amount, if any, by which the total cash and Cash Equivalents of the Company, as shown on the Company's audited balance sheet and statement of financial condition as of the end of such fiscal year, prepared in accordance with GAAP, exceeds Three Million Dollars ($3,000,000.00); and

                  (ii) In the event the Company obtains, from time to time, any Refinancing Loan, the Company shall promptly upon obtaining such loan pay principal in an amount equal to the proceeds of such loan.

If not sooner paid, the Company shall pay the entire principal amount of this Note then outstanding to the Noteholder in full on December 31, 2006 (the "Maturity Date"), together with any and all accrued and unpaid interest and any other amounts due hereunder.

         (b) INTEREST. Except as otherwise expressly provided herein, interest shall accrue at the rate of eight percent (8.0%) per annum, (computed on the basis of a 360-day year and the actual


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number of days elapsed in any year) on the unpaid principal amount of this Note outstanding from time to time from and including the date hereof until the date paid, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the Noteholder all accrued interest on the last business day of each June and December, beginning after the date hereof. Notwithstanding anything to the contrary contained herein, on the date any such scheduled interest payment becomes due the Company may elect to add such interest payment to the outstanding principal balance of the Note to be repaid with interest in accordance with the provisions of this Note; provided, that (i) the board of directors of the Company by resolution declares that the payment of such scheduled interest payment would be reasonably expected to significantly effect the Company's and any of its Subsidiaries' ability to fund current operations and (ii) the Noteholder shall have received written notice of such election at least thirty (30) days before the date of such scheduled interest payment, which notice shall be accompanied by a certified copy of the resolution of the board of directors of the Company referred to in clause (i) above and an amendment to this Note, in form and substance satisfactory to the Noteholder, duly executed by the Company and dated as of the date such scheduled interest payment becomes due, which amendment shall increase the principal amount of this Note by the amount of such scheduled interest payment. Payments received by the Noteholder from the Company on this Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

2. PREPAYMENTS; SETOFF.

         (a) OPTIONAL PREPAYMENTS. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion (in whole number multiples of $50,000) of the outstanding principal amount of this Note, provided that the Company has paid all interest on this Note accrued through the immediately preceding scheduled interest payment date. In connection with any prepayment of principal pursuant to this paragraph 2(a), the Company shall also pay all accrued and unpaid interest on the principal amount of this Note being prepaid.

         (b) RIGHT OF SETOFF. In addition to all other rights and remedies available to Navistar hereunder or otherwise, Navistar shall have the right, after the occurrence and during the continuance of any Default or Event of Default, to setoff against and to apply to the accrued and unpaid interest and outstanding principal balance of the Note (in each case, to the extent then due and payable), any obligation owing by Navistar to the Company. Any such setoff shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof.

3. COLLATERAL SECURITY. This Note is secured by a first priority lien upon and security interest in all of the Company's assets, whether now owned or hereafter acquired, and is entitled to the


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



benefits of the Security Documents. Notwithstanding the foregoing, Noteholder agrees that it will (if requested to do so by the holder of the Senior Obligations), upon terms reasonably acceptable to Noteholder, subordinate its security interest and lien in the Collateral (as defined in the Security Documents) in connection with and to the extent reasonably required to facilitate a Refinancing Loan, and promptly upon the request of the holder of the Senior Obligations, it will execute and deliver such documents, instruments and agreements as are necessary to evidence such subordination.

4. COVENANTS.

         (a) AFFIRMATIVE COVENANTS; OTHER INFORMATION. The Company hereby agrees that, so long as any amount is owing to the Noteholder hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  (i) PERFORMANCE OF OBLIGATIONS. (A) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or the failure to pay, discharge or otherwise satisfy such obligations would not be reasonably expected to have a Material Adverse Effect; and (B) comply with all material applicable laws, rules and regulations of all governmental authorities, except to the extent that the failure to comply therewith would not be reasonably expected to cause a Material Adverse Effect.

                  (ii) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as conducted by it on the Closing Date (after giving effect to the transactions contemplated by the Purchase Agreement) and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subparagraph 4(b)(iv), and except to the extent that the failure to do so would not be reasonably expected to have a Material Adverse Effect.

                  (iii) MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Noteholder, upon written request, full information as to the insurance carried.

                  (iv) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and applicable law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Noteholder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and upon reasonable notice and as often as may reasonably be desired and to discuss the business,
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operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants;
provided that the Noteholder shall bear its own expenses if any such inspection, examination or discussion occurs at a time when no Default or Event of Default shall have occurred and be continuing.



                  (v)INFORMATION. Provide to Navistar:

                           (A) within five days after the same are sent, copies
of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority;

                           (B) promptly upon receipt thereof, any additional
reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder); and

                           (C) promptly, such additional financial and other
information as the Noteholder may from time to time reasonably request.

                  (vi) NOTICES. Reasonably promptly after obtaining knowledge of any of the following (or within such other time period designated in clause (E) below) give notice to the Noteholder thereof:

                           (A) the occurrence of any Default or Event of
Default;

                           (B) any (1) default or event of default under any
contractual obligation of the Company or any of its Subsidiaries or (2) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any governmental authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                           (C) any litigation or proceeding affecting the
Company or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                           (D) the occurrence of or existence of any event or
condition that, in the judgment of Company, could be reasonably expected to give rise to a claim for indemnification by the Noteholder under Section 10 of the Purchase Agreement;

                           (E) as soon as possible and in any event within 30
days after the Company or any Commonly Controlled Entity knows or has reason to know of (1) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, and (2) within 15 days after the Company or any Commonly Controlled Entity knows or has reason to know of the occurrence or expected occurrence of any of the following events: (i) a failure to make any

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required contribution to a Plan, (ii) the filing of a request for a minimum funding waiver under Section 412 of the Code with respect to a Plan, (iii) the creation of any Lien in favor of the PBGC or a Plan, (iv) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (v) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, (vi) the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code, (vii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (viii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA;

                           (F) any Lien (other than security interests created
by the Security Agreement or Liens permitted hereunder) on any of the Collateral (as defined in the Security Agreement) which is not permitted under subparagraph 4(b)(ii) and which, in the judgment of the Company, would be reasonably expected to materially and adversely affect the ability of the Noteholder to exercise any of its remedies under the Security Agreement;

                           (G) the occurrence of any event that, in the judgment
of the Company, would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created by the Security Agreement; and

                           (H) any material adverse change in the business,
operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this paragraph shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action (if any) the Company proposes to take with respect thereto.

                  (vii) ADDITIONAL COLLATERAL; SUBSIDIARIES.

                           (A) With respect to any assets of the type covered by
the Security Agreement acquired after the Closing Date by the Company or any of its Subsidiaries, and, upon the occurrence and during the continuance of an Event of Default and at the request of the Noteholder, with respect to any other assets or property of the Company or any of its Subsidiaries, as to which the Noteholder does not have a perfected Lien, (1) execute and deliver to the Noteholder such amendments to the Security Agreement or such other documents as the Noteholder reasonably requests in order to grant to the Noteholder a security interest in such assets, (2) take all actions reasonably requested by the Noteholder to grant to the Noteholder a perfected security interest in such assets, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Noteholder and (3) if reasonably requested by the Noteholder deliver to the Noteholder legal opinions relating to the matters described in the preceding clauses (1) and (2), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Noteholder.



                                      -10-
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                           (B) With respect to any Subsidiary of the Company
created or acquired after the Closing Date by the Company, prior to or concurrently with becoming such Subsidiary (1) have the Company amend the Security Agreement so as to grant to the Noteholder a perfected security interest in the Capital Stock and assets of such Subsidiary, (2) deliver to the Noteholder or its agent the certificates representing such Capital Stock, if any, together with undated stock powers, executed in blank, in form and substance reasonably satisfactory to the Noteholder, in respect of such stock,
(3) cause such Subsidiary to enter into a guarantee in form and substance reasonably satisfactory to the Noteholder guarantying the prompt payment and performance by the Company of all of its obligations hereunder, and (4) if requested by the Noteholder, deliver to the Noteholder legal opinions relating to the matters described in the preceding clauses (1), (2) and (3) which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Noteholder.

                  (viii) OBTAIN REFINANCING LOAN. To use reasonable commercial efforts to obtain a Refinancing Loan within six (6) months from the date hereof in amounts and with terms reasonably satisfactory to the Company and the Noteholder.

         (b) NEGATIVE COVENANTS. The Company hereby agrees that, so long as any amount is owing to the Noteholder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  (i) LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                           (A) the Senior Obligations;

                           (B) Indebtedness of the Company to any Subsidiary and
of any Subsidiary to the Company or any other Subsidiary;

                           (C) Indebtedness of the Company or any of its
Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) after the date hereof;

                           (D) Indebtedness assumed by the Company pursuant to
the Purchase Agreement, and any refinancings, refundings, renewals or extensions thereof; PROVIDED, that the principal amount of any such Indebtedness shall not be increased to more than the principal amount outstanding on the Closing Date (after giving effect to the transactions contemplated by the Purchase Agreement);

                           (E) Indebtedness of a corporation which becomes a
Subsidiary after the date hereof, PROVIDED that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Company no Default or Event of Default shall have occurred and be continuing;

                           (F) Indebtedness of the Company on an unsecured basis
in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding under the lines of credit


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offered by commercial banks to the Company or its Subsidiaries to finance the working capital needs of the Company and its Subsidiaries; and

                           (G) Indebtedness of the Company in respect of this
Note, as may be amended from time to time (including without limitation any increase in the principal amount of this Note pursuant hereto or the Purchase Agreement).

                  (ii) LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                           (A) Liens and encumbrances of the type described in
Sections 4(c), (d) and (e) of the Purchase Agreement;

                           (B) Liens securing Indebtedness of the Company and
its Subsidiaries permitted by clause (C) of subparagraph 4(b)(i) hereof incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased to more than the principal amount originally incurred and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair value (as determined in good faith by the board of directors of the Company) of such property at the time it was acquired;

                           (C) Liens on the property or assets of a corporation
which becomes a Subsidiary after the date hereof securing Indebtedness permitted by clause (E) of subparagraph 4(b)(i) hereof, PROVIDED that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased to more than the principal amount originally incurred;

                           (D) Liens created to secure the Senior Obligations;

                           (E) Liens for taxes not yet due or which are being
contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                           (F) carriers', warehousemen's, mechanics',
materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (G) pledges or deposits in connection with workers'
compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;


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                           (H) deposits to secure the performance of bids, trade
contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (I) easements, rights-of-way, restrictions and other
similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary; and

                           (J) Liens created by the Security Documents.

                  (iii) LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                           (A) Guarantee Obligations assumed by the Company
pursuant to the Purchase Agreement and any refinancings, refundings, renewals or extensions thereof, PROVIDED, that the principal amount of any such Guarantee Obligations shall not be increased to more than the principal amount outstanding on the Closing Date (after giving effect to the transactions contemplated by the Purchase Agreement);

                           (B) guarantees made in the ordinary course of
business, not to exceed $250,000 in the aggregate, by the Company of obligations of any of its Subsidiaries or by any Subsidiary of obligations of the Company, in each case to the extent such guaranty obligations are otherwise permitted under this Agreement;

                           (C) guarantees made in respect of the Senior
Obligations;

                           (D) guarantees by the Company or any of its
Subsidiaries of indebtedness permitted by subparagraph 4(b)(i);

                           (E) Guarantee Obligations in respect of the undrawn
portion of the face amount of letters of credit issued for the account of the Company or any Subsidiary in an aggregate amount not to exceed $250,000 at any one time outstanding for the Company and its Subsidiaries; and

                           (F) guarantees made in favor of the Noteholder as
contemplated by this Note.

                  (iv) LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                           (A) any Subsidiary of the Company may be merged or
consolidated with or into the Company (PROVIDED that the Company shall be the continuing or surviving

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corporation) or with or into any one or more wholly owned Subsidiaries of the
Company (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                           (B) any wholly owned Subsidiary may sell, lease,
transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary of the Company; and

                           (C) any Person may be merged with or into the
Company, (PROVIDED that the continuing or surviving corporation assumes all of the obligations and liabilities of the Company in respect of this Note, the Purchase Agreement, the Ancillary Agreements, and Related Documents) with the prior written consent of the Noteholder.

                  (v) LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) or any product line, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Subsidiary, except:

                           (A) the sale or other disposition of any property in
the ordinary course of business;

                           (B) the sale or discount without recourse of accounts
receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                           (C) as permitted by subparagraph 4(b)(iv);

                           (D) the sale or other disposition of any property,
provided the aggregate book value of all property sold or disposed of by the Company pursuant to this clause (D) does not exceed $1,000,000 in any fiscal year of the Company; and

                           (E) the sale or other disposition of any assets, the
net proceeds of which are used to prepay this Note or are otherwise distributed in accordance with the Intercreditor Agreement.

                  (vi) LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock or preferred stock of the Company and dividends payable by any Subsidiary of the Company to the Company, or any other Subsidiary of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary.

                  (vii) LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (collectively, "Investments") in, any Person, except:

                           (A) extensions of trade credit in the ordinary course
of business;

                           (B) investments in Cash Equivalents;

                           (C) investments by the Company in its Subsidiaries
and investments by such Subsidiaries in the Company and in other Subsidiaries;

                           (D) Investments in existence on the date hereof and
disclosed in the Purchase Agreement;

                           (E) additional Investments or acquisitions made after
the date hereof and approved by the board of directors of the Company; and

                           (F) loans and advances to employees of the Company or
its Subsidiaries for travel and entertainment expenses in the ordinary course of business.

                  (viii) LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. (A) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness for borrowed money other than any prepayment of this Note or any prepayment of any revolving loans or term loans made under the Credit Agreement; (B) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or (C) amend, modify or change, or consent or agree to any amendment, modification or change to the Credit Agreement to increase the interest rate on the Senior Obligations (including any default rate).

                  (ix) LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Company to end on a day other than December 31.

                  (x) LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (A) this Note, (B) the Credit Agreement and (C) purchase money mortgages or Financing Leases permitted by this Note (provided in the case of this clause (C), any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  (xi) LIMITATION ON AMENDMENTS OF CERTIFICATES OF INCORPORATION AND BY-LAWS. Permit any material modification, amendment or supplement to the certificate of incorporation or by-laws of the Company or any of its Subsidiaries.

                  (xii) LIMITATION ON CERTAIN RESTRICTIONS. Become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement (other than the Credit Agreement) which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or any dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (B) the Company's right to perform the provisions of this Note (including, without limitation, provisions relating to the payment or prepayment of principal and interest on this Note).

5. INTERCREDITOR AGREEMENT.

         The Noteholder hereby acknowledges and agrees that the exercise of remedies pursuant to paragraph 6 is, and shall at all times be, subject to the limitations on the Noteholder's remedies set forth in the Intercreditor Agreement.

6. EVENTS OF DEFAULT.

         (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if

                  (i) The Company shall fail to pay any principal when due in accordance with the terms hereof; or the Company shall fail to pay any interest when due in accordance with the terms hereof, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (ii) Any representation or warranty made or deemed made by the Company in the Purchase Agreement or any Related Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Note, the Purchase Agreement or any Related Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (iii) The Company shall default in the observance or performance of any agreement contained in subparagraph 4(a) (vii) of this Note or contained in the Purchase Agreement or any Related Document, subject to applicable cure periods, if any; or

                  (iv) The Company shall default in the observance or performance of any other agreement contained in this Note subject to 30 day cure (other than as provided in subparagraphs (i) through (iii) of this paragraph); or

                  (v) The Company or any of its Subsidiaries shall (A) default in any payment of principal of any Indebtedness for borrowed money in excess of $50,000 at the final maturity thereof; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or any Guarantee Obligation in respect of any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (whether by the terms of any document evidencing such Indebtedness or Guarantee Obligation, upon the election of any holder of Indebtedness or beneficiary of any Guarantee Obligation or otherwise); or

                  (vi) (A) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or
(E) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (vii) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan that is a Single-Employer Plan, (D) any Plan that is a Single-Employer Plan shall terminate for purposes of Title IV of ERISA, (E) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of Noteholder is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (viii) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (ix) (A) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Company or any Subsidiary which is a party to any of the Security Documents shall so assert or (B) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent, if any, otherwise provided in the Intercreditor Agreement.

         (b)      CONSEQUENCES OF EVENTS OF DEFAULT.

                  (i) If any Event of Default has occurred, the interest rate on this Note shall increase immediately by an increment of 1 percentage point(s) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist.

                  (ii) If an Event of Default of the type described in subparagraph 6(a) (vi) has occurred with respect to the Company, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Noteholder, and the Company shall immediately pay to the Noteholder all amounts due and payable with respect to this Note.

                  (iii) If any Event of Default has occurred (other than under subparagraph 6(a) (vi)), the Noteholder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable).

                  (iv) The Noteholder shall also have any other rights which such holder may have been afforded under any contract or agreement (including, without limitation, the Security Documents) at any time and any other rights which such holder may have pursuant to applicable law.

7. WAIVER OF CERTAIN RIGHTS. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

8. ASSIGNMENT. The rights and obligations of the Company and the Noteholder shall be binding upon and benefit the permitted successors, assigns and transferee of the parties; provided that in no event shall the Company assign its rights hereunder without the prior written consent of the Noteholder. The Noteholder shall provide the Company with notice of any assignment or transfer of Noteholder's rights hereunder.

9. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Noteholder.

10. DEFINITIONS. For purposes of this Note, the following capitalized terms have the following meaning:

         "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUIVALENTS" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $250,000,000, or party to the Credit Agreement (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (b) through
(f) of this definition;

         "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

         "CONSOLIDATED LEASE EXPENSE" shall mean for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries for such period with respect to leases of real and personal property, determined in accordance with GAAP on a consolidated basis.

         "DEFAULT" shall mean any of the events specified in paragraph 6, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 3(3) of ERISA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EVENT OF DEFAULT" shall mean each of the events described in paragraph 6; PROVIDED, HOWEVER, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "FINANCING LEASE" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "GUARANTEE OBLIGATION" shall mean as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "INDEBTEDNESS" shall mean of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations in respect of deferred compensation and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "INSOLVENCY" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INTERCREDITOR AGREEMENT" shall mean the intercreditor agreement entered into between the holders of Senior Obligations and Navistar, as amended or otherwise modified from time to time.

         "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Note or any of the other Related Documents (other than the Intercreditor Agreement) or the rights or remedies of Noteholder hereunder or thereunder.

         "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 400l(a)(3) of ERISA.

         "NOTEHOLDER" shall mean Navistar and its permitted successors, transferees and assigns.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERSON" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN" shall mean any Employee Benefit Plan in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "REFINANCING LOAN" shall mean any loan, extension of credit or other financial accommodation (other than a revolving line of credit for working capital purposes or loans for project finance use) made as of or after the Closing to the Company by a Person other than the Noteholder, to refinance and pay indefeasibly in full or in part the outstanding principal amount now or at any time or times hereafter owing by the Company to Noteholder under this Note, and which is secured by Company's equipment or other assets in which Noteholder holds security interests on the date hereof, provided that (i) the proceeds of such loan are disbursed directly to Noteholder pursuant to written authorization given by Company to the Person making the loan; and (ii) to the extent such Person intends to take a security interest in any of Company's equipment or other assets, such person has entered into an intercreditor agreement with the Noteholder in form and substance acceptable to Noteholder.

         "RELATED DOCUMENTS" shall mean this Note, the Security Documents and the Intercreditor Agreement.

         "REORGANIZATION" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived by regulation.

         "RESPONSIBLE OFFICER" shall mean the chief executive officer and the president of the Company or, with respect to financial matters, the chief financial officer of the Company.

         "SENIOR OBLIGATIONS" shall mean all obligations and liabilities of the Company in respect of the loan agreement entered into by the Company in connection with the Refinancing Loan (the "CREDIT AGREEMENT") and all loan and security documents executed and delivered in connection therewith, and any refinancing, refunding, renewals or extensions thereof (PROVIDED, that the principal amount of such Indebtedness shall not be increased to more than the principal amount outstanding as of the date of such loan agreement), including, without limitation, any interest accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceedings with respect to the Company, whether or not such interest constitutes an allowed claim in such proceeding.

         "SECURITY AGREEMENT" shall mean (i) the Open-End Mortgage Deed and Security Agreement dated as of December 31, 1996 given by the Company in favor of the Navistar and filed for record with the Franklin County, Ohio, Recorder, and (ii) the Security Agreement dated as of December 31, 1996 given by the Company in favor of Navistar.

         "SECURITY DOCUMENTS" shall mean the Security Agreement, and the subsidiary guarantees contemplated hereby.

         "SINGLE-EMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(15) of ERISA.

         "SUBSIDIARY" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Note shall refer to a Subsidiary or Subsidiaries of the Company.

11. CANCELLATION. After all principal, accrued interest and all other amounts hereunder at any time owed on this Note, including all Purchase Price Adjustments, have been paid in full, this Note shall be surrendered to the Company for cancellation, and the Noteholder shall take such action as the Company may reasonably request to evidence such discharge and the release of the Liens created by the Security Documents. Notwithstanding anything herein to the contrary, it is expressly agreed that the outstanding principal balance under this Note may be reduced to a zero balance without such repayment operating to cancel this Note or extinguish or release the Liens, security title and security interest created by the Security Documents. This Note and the Security Documents shall remain in full force and effect as to any subsequent Purchase Price Adjustments made after the zero balance without loss or priority until all Indebtedness of the Company to the

Noteholder arising under or in connection with this Note, the Purchase Agreement, or any other instrument or document now or at any time evidencing, securing or guaranteeing the same is paid in full and satisfied. The Company waives the operation of any applicable statute, law or regulation having a contrary effect.

12. PAYMENT OF EXPENSES AND TAXES. The Company hereby agrees (a) to pay or reimburse the Noteholder for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note and the other Related Documents after the occurrence of any Event of Default, including, without limitation, the reasonable fees and disbursements of counsel to the Noteholder, (b) to pay, indemnify, and hold the Noteholder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Note and the other Related Documents and (c) to pay, indemnify, and hold the Noteholder harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Note and the other Related Documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of their properties (all the foregoing in this clause (c), collectively, the "indemnified liabilities"), PROVIDED that the Company shall have no obligation hereunder to the Noteholder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Noteholder, (ii) legal proceedings commenced against the Noteholder by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) any matter relating to the Intercreditor Agreement. The agreements in this paragraph shall survive repayment of this Note and all other amounts payable hereunder.

13. PAYMENTS. All payments to be made to the Noteholder shall be made in the lawful money of the United States of America in immediately available funds and, except as otherwise expressly provided herein or as may be required by law, without any setoff, counterclaim, withholding or deduction whatsoever.

14. PLACE OF PAYMENT. Payments of principal and interest shall be delivered to Navistar by wire transfer of immediately available funds to the following account:

                                    Bank of America, Illinois
                                    231 South LaSalle Street
                                    Chicago, Illinois  60697
                                    ABA Routing Number:  071000039
                                    For the account of
                                    Navistar International Transportation Corp.

or to such other Noteholder at such other address or to the attention of such other person or to such other account as specified by prior written notice to the Company.

15. SEVERABILITY. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.

16. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Note are inserted for convenience only and do not constitute a substantive part of this Note. The use of the word "including" in this Note shall be by way of example rather than by limitation.

17. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

18. WAIVERS. TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN PARAGRAPH 19 HEREOF. IN ADDITION, THE COMPANY HEREBY WAIVES TRIAL BY JURY, ANY OBJECTIONS BASED ON FORUM NON CONVENIENS AND ANY OBJECTIONS TO VENUE OF ANY ACTION ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY OR THE RELATIONSHIPS ESTABLISHED IN CONNECTION WITH THIS NOTE.

19. NOTICES. All notices, requests, demands, waivers and other communication required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by next-day or overnight mail or delivery or (iv) sent by telecopy (with verbal confirmation of receipt) or telegram.

         IF TO NAVISTAR:
         ---------------

         455 North City Front Plaza Drive
         Chicago, IL  60611
         Attn:    Treasurer
         Fax Number: (312) 836-2573

         WITH A COPY, WHICH WILL
         NOT CONSTITUTE NOTICE TO
         NAVISTAR, TO:
         455 North City Front Plaza Drive
         Chicago, IL  60611

         Attn:    General Counsel
         Fax Number: (312) 836-3982

         and:

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, IL  60601
         Attn:    Michael Kerr
         Fax Number: (312) 861-2200
         Confirm Number: (312) 861-2356

         IF TO THE COMPANY:

         Core Materials Corporation
         800 Manor Park Drive
         Columbus, Ohio 43228
         Attn:  President
         Fax Number:  (614) 870-5051

         WITH A COPY, WHICH WILL
         NOT CONSTITUTE NOTICE TO
         THE COMPANY, TO:

         Brown & Wood LLP
         One World Trade Center
         New York, New York, 10048
         Attn:  Edward J. Fine, Esquire
         Fax Number:  (212) 839-5599

or, in each case, to such other Noteholder at such other address as may be specified in writing to the other Parties.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the date after such delivery, (ii) if by certified or registered mail, on the seventh business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered, or (iv) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

20. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

21. USURY LAWS. It is the intention of the Company and the Noteholder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note as of December 31, 1996.

                           CORE MATERIALS CORPORATION

                           By: /s/ Richard R. Conte
                               ----------------------------

                           Its: President
                                ----------------------------